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                                                                   Exhibit 10.20

                      ADDENDUM TO MOBILE CHANNEL AGREEMENT
                         DIGITAL GOODS ELECTRONIC WALLET

     This Addendum (the "Addendum") dated 9/26/02 ("Addendum Date"), by and between AT&T Wireless Services, Inc. ("ATTWS") and Dwango North America, Inc. ("Content Provider") amends the Mobile Channel Agreement dated 9/26/02 (the "Agreement").

                                    Recitals

     Under the Agreement, Content Provider provides the Content Provider Mobile Channel for placement on ATTWS' Wireless Data Service for access by Users. Content Provider wishes to integrate with the AT&T Wireless e-Wallet (defined below) so that Content Provider may sell certain digital content to ATTWS Users. This Addendum sets forth certain terms and conditions for the Content Provider Mobile Channel's integration into the e-Wallet platform and subsequent sale of digital content to ATTWS Users.

                                    Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein made, the parties hereto have agreed and do agree as follows:

     1.   Definitions.

     1.1 "Bill to Card Transactions" has the meaning set forth in Section 4, below.

     1.2 "Bill to Phone Transactions" has the meaning set forth in Section 5, below.

     1.3 "Digital Content" means the digital content to be sold by Content Provider to Users using the e-Wallet.

     1.4 "e-Wallet" means a server-based service powered by Qpass, Inc. which interfaces with ATTWS' Wireless Data Service to facilitate mobile commerce transactions by clearing the transaction either in Bill to Card Transactions or Bill to Phone Transactions.

     1.5 "Qpass" means Qpass, Inc., ATTWS's vendor for e-Wallet functionality and limited agent with respect to the receipt of Transaction Data.

     1.6 "Transaction Data" means the following information relating to a purchase transaction through the Content Provider Mobile Channel conducted by a User using the e-Wallet: item purchased, date of purchase, access period, purchase price, total amount of purchase and taxes on purchase, or any other information that Qpass will require to clear the transaction.

     1.7 "User Documentation" means all documentation provided by ATTWS or Qpass to Content Provider relating to the e-Wallet, including but not limited to the Digital Content Provider Quickstart Guide and any other supplements, updates or amendments to such documentation.

Capitalized terms not otherwise defined in this Addendum have the meanings ascribed to them in the Agreement.

     2.   Integration.

     2.1 Integration Efforts. Content Provider will perform the necessary integration efforts as defined in the User Documentation to enable the e-Wallet, including but not limited to (a) the insertion and maintenance of a Qpass "buy link" within the Content Provider Mobile Channel linking to the e-Wallet platform and (b) completion of the Content Provider Worksheet for product and pricing data required for the e-Wallet platform.

     2.2 Tests. Prior to providing Digital Content to Users of the Content Provider Mobile Channel, the integration of the Digital Content with the e-Wallet must pass all acceptance tests required by ATTWS to the reasonable satisfaction of ATTWS, Qpass, and Content Provider.

     2.3 Integration Fee. Content Provider will pay ATTWS an integration fee in the amount of [*] for up to ten discrete priced Digital Content products, as provided in Section 3.2 below. This fee is due and payable within 5 days of execution of this Addendum. If Content Provider desires to integrate more than 10 discrete priced products, it will pay ATTWS an additional integration fee of [*] for each such additional discrete priced product.

     2.4. Customer Listing. Content Provider agrees to permit Qpass to include Content Provider's name in a simple listing of companies using Qpass services.

     3.   e-Wallet.

     3.1 General. The e-Wallet will permit Users to enter certain information regarding payment credentials for the purchase of Digital Content from Content Provider. The e-Wallet is powered by the Qpass commerce system for verifying credentials and managing

FORM: e-Wallet Addendum (Digital Goods)-020418




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*  Certain information on this page has been omitted and filed separately with
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transactions for the purchase of Digital Content using the e-Wallet ("Qpass
System"). Based on business rules established by ATTWS, Users may purchase Digital Content through the e-Wallet using (i) debit or credit cards ("Bill to Card Transactions") or (ii) Bill to Phone Transactions (defined in Section 5, below) as the payment mechanism. When commercially available, the default payment mechanism will be Bill to Phone for Users qualified to use Bill to Phone (as determined by ATTWS).

     3.2 Digital Products and Subscriptions. For purposes of this Agreement, a "discrete priced product" means a product with a different price point from other products of Content Provider or is a different type of product. For example, games and ring tones may be different products. However, different ring tones at the same price point will be considered the same discrete priced product. As provided in the User Documentation, Content Provider must submit a Content Provider Worksheet (the current version of which is attached as Exhibit
A) for each product it desires to sell through the e-Wallet. Whether or not a product is a discrete priced product will be governed by the User Documentation. If Content Provider desires to offer subscription services, Content Provider must offer such subscription services for full-month terms of no less than one full month. If the initial term of a subscription service extends beyond one-month periods (for example, 12-month terms), the subscription services may not automatically renew at the end of the initial term for the same length, but may continue automatically only on a month-to-month basis.

     3.3 Pricing. Content Provider will be responsible for pricing its Digital Content to be sold to Users through the e-Wallet; provided that no transaction may be priced less than [*] excluding taxes or any other governmental fees or charges ("e-Wallet Threshold"). The parties agree that ATTWS may alter the e-Wallet Threshold on thirty days' written notice to Content Provider. Notwithstanding the foregoing, to the extent that Content Provider charges a subscription fee for access to Digital Content, the subscription fee that Content Provider charges to Users of ATTWS Wireless Data Service shall be no higher than the subscription fees charged by Content Provider to the users of any competitor of ATTWS for the same or similar Digital Content.

     3.4 Sharing of Information. ATTWS may share the terms of this Addendum with Qpass so that Qpass may properly perform the administration of payment for e-Wallet transactions.

     4. Bill to Card Transactions. The following provisions relate to Bill to Card Transactions only.

     4.1 Billing. Billing for Bill to Card transactions through the e-Wallet will be made to a User's credit or debit card registered with the e-Wallet and will be posted on the credit or debit card as described in the User Documentation. By agreeing to make its Digital Content available for purchase through the e-Wallet, Content Provider appoints Qpass as its Digital Content reseller for Bill to Card Transactions. In that regard, Content Provider will not appear on User credit and debit card statements as the merchant of record. User information contained in the e-Wallet will be provided by Users. ATTWS does not warrant the accuracy of the information provided by the User nor does it warrant the identity of the User.

     4.2 Collection and Settlement; Chargebacks. Qpass will collect amounts posted to User's credit or debit card account and will remit any amounts so collected to Content Provider, less the Transaction Fees owed to ATTWS as described in Section 4.3 below and less any offsets for chargebacks, refunds or credits; provided, however, neither ATTWS nor Qpass will have any obligation to remit any amount until the earlier of (a) the payment period by which aggregate amounts owing to Content Provider for e-Wallet purchases exceed $500, or (b) the end of the calendar year. Settlement will be made in accordance with Qpass billing and remittance policies in effect from time to time, which policies will be provided by ATTWS to Content Provider.

     4.3. Transaction Fees. For each Bill to Card Transaction, Content Provider will pay ATTWS a transaction fee of i) [*] per transaction for transactions under $1.00 and ii) [*] of the retail price point of the transaction, excluding taxes, surcharges or any other governmental fees or assessments, for transactions of $1.00 or more ("Transaction Fee"). If the proceeds from a purchase have been collected by Qpass and remitted to Content Provider, and such proceeds are later subject to a chargeback, then Qpass will pay the applicable chargeback fee and debit Content Provider's remittance for the portion that had previously been remitted. Proceeds from purchases that are later refunded are not reflected in sales revenue and no Transaction Fees are collected by Qpass.

     4.4 Payment Terms. Qpass will collect the revenue from Users for Bill to Card Transactions. The Transaction Fee will be collected from the monthly amounts collected from Users. Transaction Fees will be payable by Content Provider the month that Qpass collects the proceeds from such purchases and Content Provider will pay such Transaction Fees by allowing ATTWS to retain the applicable Transaction Fees.

FORM: e-Wallet Addendum (Digital Goods)-020418




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*  Certain information on this page has been omitted and filed separately with
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     5.   Bill to Phone Transactions. The following provisions relate to Bill to
Phone Transactions only.

     5.1 General. For purposes of this Agreement, "Bill to Phone" is the billing functionality that allows qualified Users (as determined by ATTWS) to purchase Digital Content through the e-Wallet, either in single transactions, on a subscription basis or through bundles, and to have those purchases appear on the Users' bills for Wireless Data Service. Bill to Phone may, at ATTWS' sole discretion, appear under an ATTWS brand name and any such Bill to Phone branding will be considered a Mark of ATTWS and subject to the restrictions on the use of Marks contained in the Agreement. Content Provider may not sell hard goods or any other types of goods other than Digital Content in Bill to Phone Transactions.

     5.2 Appointment as Payment/Receiving Agent; Use of Payment Processor. Content Provider hereby appoints ATTWS as its agent for the collection of payments for Digital Content purchased from Content Provider in Bill to Phone Transactions and for the remittance of such payments (subject to the provisions below) to Content Provider.

In that regard, Content Provider agrees that:

(a) ATTWS may, in its sole discretion, select a bank ("Payment Processor") to process payments from accounts of ATTWS to accounts of Content Provider in order to complete payment of User purchases made through Bill to Phone. Content Provider acknowledges and agrees that in no event will Payment Processor have any obligation or liability to Content Provider arising from Bill to Phone Transactions or payments arising from Bill to Phone Transactions, regardless of the form of the claim, under this Addendum, the Agreement, or any other agreement between or among ATTWS, Payment Processor and their customers, or otherwise. Without limiting the generality of the preceding sentence, Content Provider also acknowledges that Content Provider is not a third party beneficiary of any agreement between ATTWS and Payment Processor or between Payment Processor and customers of the Bill to Phone service.

(b) Content Provider acknowledges that ATTWS does not and will not extend credit to Content Provider hereunder or otherwise.

(c) ATTWS will have sole discretion as to whether, and to what extent, to pursue collection against a User. Content Provider may not seek payment directly from Users for Bill to Phone transactions, whether or not ATTWS pays Content Provider for such transactions and whether or not such transactions are subject to chargeback or reversal.

(d) Content Provider acknowledges that ATTWS will establish a process to handle chargebacks and/or reversals for disputed Bill to Phone Transactions, Content Provider agrees that ATTWS, as agent for Content Provider for these purposes, may charge back or reverse prior Bill to Phone Transaction payments or eliminate current Bill to Phone charges from a customer's bill, if the User disputes such charge, is unsatisfied with the Digital Content for any reason or alleges that Bill to Phone Transactions were unauthorized. In addition, if a Bill to Phone Transaction is cleared through Qpass and Content Provider is paid for such transaction, but such Bill to Phone Transaction later turns out to be "unbillable" by ATTWS (for example, because the customer no longer has a valid account), then ATTWS may charge back any amounts paid to Content Provider. If a Bill to Phone Transaction is subject to charge back or reversal after this Addendum has terminated or expired. ATTWS will invoice Content Provider for the amount of such charge back or reversal and Content Provider will promptly pay such amount.

     5.3 Bill to Phone Transaction Limits. Content Provider acknowledges that ATTWS may in its discretion from time-to-time impose purchase limits for Bill to Phone Transactions and ATTWS may reject Bill to Phone Transactions (i) to the extent such transactions bring the total value of a User's Bill to Phone Transactions in any calendar month to more than the purchase limit per month ($50 at the present time), or (ii) if the User is delinquent in paying his/her ATTWS bills or otherwise has not maintained the User's account in good standing. At its discretion and subject to the User's agreement, ATTWS may redirect rejected Bill to Phone Transactions to Bill to Card Transactions.

     5.4 ATTWS Service Fee and Payment Terms; Bad Debt Risk. Content Provider will owe ATTWS a service fee ("Service Fee") for Bill to Phone Transactions during any month equal to: i) [*] per transaction for transactions under [*] and
ii)

FORM: e-Wallet Addendum (Digital Goods)-020418




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[*] of the Retail Purchase Price of Digital Content for transactions of [*] or more. For these purposes "Retail Purchase Price" means the gross price charged to the User, excluding any applicable taxes, surcharges or other governmental fees or assessments. Content Provider will bear the risk of Bill to Phone Transaction payments that are not collected from a User ("bad debt"). In that regard, Content Provider authorizes ATTWS to withhold the current bad debt fee of [*] of the Retail Purchase Price of Digital Content purchased in Bill to Phone Transactions during any month to cover bad debt ("Bad Debt Withholding"). At its discretion, ATTWS may, upon notice to Content Provider (i) adjust the amount of the future Bad Debt Withholding to reflect actual experience with Bill to Phone Transaction bad debt, and (ii) charge back or refund, as the case may be, Content Provider for actual bad debt in excess of or under the amount withheld. ATTWS will have the right, in accordance with its business systems and procedures, to allocate partial User payments for a "look-back period" between Bill to Phone Transactions and other charges payable by the User to ATTWS for purposes of calculating actual bad debt and ATTWS shall be paid first for all User partial payments. For purposes hereof, the "look-back period" will be a 180-day period commencing on the date that the subject account is written off (or such other review period as ATTWS adopts). Payments for Bill to Phone Transactions will be made by ATTWS through the Payment Processor to Content Provider, net of applicable Service Fees, Bad Debt Withholding and other chargebacks, offsets, credits, refunds and, if applicable, taxes. Although payments will be made on a monthly basis, such payments generally will trail sixty to ninety days after the date of the subject Bill to Phone Transaction. Content Provider hereby authorizes ATTWS to offset against funds held by ATTWS and owed to Content Provider, to recover any chargebacks, credits, refunds or reversals for a given period. Notwithstanding any chargeback, credit, refund or reversal for a Bill to Phone Transaction, ATTWS will be entitled to retain the Service Fee and, subject to any subsequent adjustments based on actual bad debt experience, the Bad Debt Withholding with respect to such transaction.

     6.   Taxes.

     On behalf of Content Provider, ATTWS will report and remit to the applicable governmental entities any sales/use or similar end-user taxes or fees which may be assessed in respect of Content Provider's sale of Digital Content for Bill to Card Transactions or Bill to Phone Transactions. The jurisdictions for which such taxes should be charged and the categorization of products for the purpose of calculating taxes will be determined by ATTWS by reference to its own internal processes for ATTWS' digital content. Content Provider will be responsible for all other taxes, charges and governmental fees with respect to the sale of Digital Content that may apply, including all taxes based on the net income, franchise, property and/or net worth of Content Provider.

     7.   Responsibility for Digital Content

As between ATTWS and Content Provider, all risks and liabilities for the purchase of the Digital Content by the User through the e-Wallet, including but not limited to the risks of non-payment and fraud, are the responsibility of Content Provider. If the proceeds from a purchase have been collected by ATTWS and remitted to Content Provider, and such proceeds are later subject to a chargeback, credit or refund, then ATTWS will charge the appropriate amounts back to Content Provider by either offsetting such chargeback, credit or refund against any other amounts owed by Content Provider to ATTWS or invoicing Content Provider for such amounts.

     8.   Customer Care

     8.1 Billing Disputes. As between the parties, ATTWS will have sole responsibility for settling any billing disputes with Users regarding the purchase of Digital Content through the e-Wallet. If ATTWS, in its sole discretion, determines that a full or partial refund should be granted to a User, ATTWS may grant such refund. If such refund takes place after Content Provider has received payment for the subject transaction, Content Provider will pay its portion of the refunded amount to ATTWS and ATTWS may offset such amounts against any other amounts owed by ATTWS to Content Provider or ATTWS may invoice Content Provider for such amount. If such refund takes place before Content Provider has received payment for the transaction concerned, Content Provider will not receive payments for such transaction and Content Provider's account with ATTWS will be adjusted accordingly.

     8.2 Customer Support. Content Provider will provide first-tier customer care for Users with respect to the use and functionality of Content Provider's Digital Content. In that regard, Content Provider will provide a hyperlink or email address to its customer care support center for integration into the e-Wallet digital receipt on the ATTWS Personal Web Site and on the Content Provider Mobile Channel. ATTWS will provide first-tier customer care for Users with respect to the billing of Digital Content purchased via the e-Wallet.

FORM: e-Wallet Addendum (Digital Goods)-020418




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*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been
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     9.   Reports and Information.

     9.1 Reports. Qpass will provide Content Provider with reports via a password-protected web site regarding Digital Content purchased from Content Provider through the e-Wallet, including the Transaction Data from Bill to Phone or Bill to Card Transactions.

     9.2 Transaction Data. Transaction Data will be considered Content Provider User Data for purposes of the Agreement, Content Provider hereby grants ATTWS a perpetual, irrevocable, royalty-free license to use the Transaction Data for internal purposes in order to optimize mobile commerce within the ATTWS Wireless Data Service, including but not limited to compilation of Transaction Data for the presentation of a digital receipt to the User and maintaining a User profile for the delivery of services and information to the User. ATTWS may distribute the Transaction Data to Qpass or other vendors or agents to assist ATTWS in its permitted use of the Transaction Data, provided that such vendors or agents are under confidentiality obligations at least as restrictive as ATTWS with respect to the Transaction Data. Moreover, ATTWS may disclose Transaction Data to the extent it is required to do so by law. ATTWS and its vendor may provide aggregate reports to third parties containing Transaction Data provided that such reports do not disclose any personally identifiable information about Content Provider or any User.

     10.  Indemnification.

In addition to its indemnification obligations under the Agreement, Content Provider agrees to indemnify, defend and hold ATTWS and its directors, officers, employees and suppliers harmless from and against any claims arising from or relating to Content Provider's provision, promotion, advertising or delivery of the Digital Content. Further, each party will indemnify the other for claims arising from or relating to a violation of law by the indemnifying party.

     11.  Warranties.

     11.1 Representation and Warranty. ATTWS represents and warrants to Content Provider that it has the full power and authority to enter into this Addendum and to make the e-Wallet, Bill to Phone and Bill to Card services available as set forth herein.

     11.2 Disclaimer. THE WARRANTY SET FORTH IN SECTION 11.1 CONSTITUTES THE ONLY WARRANTY MADE WITH RESPECT TO THE E-WALLET, BILL TO CARD TRANSACTIONS, BILL TO PHONE TRANSACTIONS OR THE PERFORMANCE OF SERVICES RELATED THERETO PROVIDED UNDER THIS ADDENDUM. ATTWS SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, RELATING TO THE E-WALLET, BILL TO CARD TRANSACTIONS AND BILL TO PHONE TRANSACTIONS INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF CONTENT PROVIDERABILITY, FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE.

     12.  Term and Termination

     12.1 Term. The term of this Addendum will commence on the Addendum Date and, unless terminated earlier as provided below, will end one year thereafter; provided that the Addendum will continue on a month-to-month basis thereafter.

     12.2 Termination for Convenience. After the first six months of the term of this Addendum, either party may terminate the Addendum upon thirty days' prior written notice to the other party.

     12.3 Termination for Cause. Either party may terminate this Addendum upon not less than thirty day's prior written notice to the other party of any material breach by such other party, provided that the other party has not cured the material breach within the thirty-day period. Either party may terminate this Addendum upon written notice to the other party if the other party 1) becomes financially insolvent, 2) makes an assignment for the benefit of creditors, 3) has an Order for Relief under the United States Bankruptcy Code entered by any United States Court against it, or 4) has a trustee or receiver of any substantial part of its assets appointed by any court.

     12.4 Immediate Termination. This Addendum will terminate immediately, without prior notice to either party, upon the following events: (a) termination or expiration of the Agreement or (b) termination or expiration of ATTWS' agreement with Qpass to provide the e-Wallet functionality (unless, in the case of (b), ATTWS notifies Content Provider that this Addendum will continue).

     12.5 Continued Use. To the extent that Content Provider decides to discontinue using the e-Wallet for any Digital Content service while this Addendum still is in effect, Content Provider must continue to provide access to the Digital Content sold using the e-Wallet to existing customers that purchased such Digital Content through the subscription or use period as determined by the terms and conditions of the customer's initial purchase from Content Provider. Upon termination of this Addendum for

FORM: e-Wallet Addendum (Digital Goods)-020418
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any reason, Content Provider must continue to provide access to the Digital
Content sold using the e-Wallet to existing customers that purchased such Digital Content through the subscription or use period as determined by the terms and conditions of the customer's initial purchase from Content Provider.

     13.  Relationship to Agreement.

This Addendum amends and supplements the Agreement with respect to the matters addressed in this Addendum. To the extent the Agreement (or a separate addendum) includes provisions relating to revenue sharing or e-Wallet, this Addendum supersedes and replaces such provisions. If there is a conflict between the Agreement and Addendum with respect to the matters covered by this Addendum, the terms of this Addendum will control. The NDA among the parties is incorporated herein by this reference. The parties agree that the disclosure of User Documentation to Content Provider is subject to the NDA.

     14.  Relationship to Qpass.

Content Provider and ATTWS agree that Qpass is the third-party beneficiary of this Addendum and the Agreement and will have the right to bring direct claims against Content Provider for breaches of such agreements to the extent Qpass is harmed by such breaches. Content Provider covenants and agrees not to bring any claims directly against ATTWS with respect to the Qpass System. ATTWS agrees that Content Provider may make direct claims against Qpass for failure to properly provide the Qpass System; provided, however, Qpass will not be liable to Content Provider under any circumstances for the incidental, consequential (including lost profits), special or punitive damages of Content Provider or for any damages in excess of Five Thousand Dollars ($5,000).

IN WITNESS WHEREOF, the parties have duly executed and delivered this Addendum as of the Addendum Date.

AT&T Wireless Services, Inc.            Dwango North America, Inc.


By  /s/ Elizabeth Schimel               By  /s/ F. Conrad Hametner
    ----------------------------------      ------------------------------------
Name  ELIZABETH SCHIMEL                 F. Conrad Hametner III _________________
      --------------------------------
Title VICE PRESIDENT                    Senior Vice President Business
      BUSINESS DEVELOPMENT              Development
      --------------------------------


FORM: e-Wallet Addendum (Digital Goods)-020418
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                                    EXHIBIT A

                           CONTENT PROVIDER WORKSHEET


FORM: e-Wallet Addendum (Digital Goods)-020418
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                                   Schedule 1

                              Integration Services

Integrating Content Provider Digital Content under the e-Wallet involves configuring associated settings in the e-Wallet systems and Digital Content. Activation Services performed by ATTWS and/or Qpass:
     . Configure the Content Provider Digital Content for access to the Content Partner Assistance Center ("CPAC", the online activity reporting and support site for Content Provider partners).
     . Configure end-user support system settings for the Content Provider's offerings (policies for escalating support incidents, contact names for service downtimes, etc.),
     . Setup up of up to ten discrete priced products based on template forms. . Provide the Content Provider with the most current system documentation and step-by-step service set-up guide.

ATTWS and/or Qpass will manage the integration process, as follows:

Within 3 business days of receiving notification and Content Provider contact information from ATTWS, will send the Content Provider the current system documentation and step by step service setup guide.

Within 3 business days of receiving the completed Digital Content activation worksheet from the Content Provider, will configure the Digital Content for access to the CPAC, generalized support policies, and other settings to affect the startup of the Content Provider's account within the e-Wallet systems.

Within 3 business days of receiving the completed Content Provider's Digital Content offering configuration worksheet, will attempt to configure the new Content Provider offering in the e-Wallet systems and either 1) notify the Content Provider that the offering has been successfully configured and is ready for testing, or 2) notify the Content Provider of what modifications to the worksheet are necessary in order for a functional product to be configured.

Certification Services

Before a new Digital Content offering is placed into a production environment, Content Provider will request an e-Wallet certification. A new offering will pass certification if the purchase process and subsequent access period control works from end to end in accordance with expected product behavior (see documentation).

If a Content Provider offering does not pass certification, will provide a written report detailing why it did not pass and what actions the Content Provider can take to make the offering certifiable. If a Content Provider offering does not achieve certification on its second submission, the Content Provider must contract with Qpass for professional service assistance at the then-prevailing rates.

Upon receipt of Content Provider's request for each product certification, will within 2 business days either certify the product and move it into a production environment, or issue a report to Content Provider detailing why it did not pass and what actions the Content Provider can take to make the offering certifiable.


FORM: e-Wallet Addendum (Digital Goods)-020418
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                                   Schedule 2

                      e-Wallet Service for Digital Content

The e-Wallet for Digital Content contains two forms of payment mechanisms for the sale of premium Digital Content, Bill to Phone and Bill to Card.

The e-Wallet for Digital Content manages the entire transaction process, including:

.. Account provisioning - simplifies consumer registration and account set-up at any time when signing up for wireless service, on a wired or wireless portal, or at the point of purchase.

.. Authentication - determines whether a consumer is authorized to make certain purchases or access a product through a combination of username and the most appropriate form of authentication (password, PIN, voice print, or phone number) determined by the device or carrier. The e-Wallet authenticates transactions at the payment-method level, to detect whether users have the appropriate credentials attached to their accounts and to ensure that the payment method (including credit and debit cards, stored-value and draw-down accounts, direct carrier billing, and prepaid accounts) is valid and sufficiently funded.

.. Transaction Management - extends carriers' billing and customer management systems to ensure that transactions occur seamlessly and that payment is distributed to all parties in the transaction. The e-Wallet supports and manages the entire financial transaction and payment process, including spending-limit enforcement, real-time authorization, rating of purchase requests against business rules, transaction processing and capture, purchase aggregation, collection of funds, remittance, and distribution of revenue to multiple parties.

.. Product Management - product management tools allow Content Providers to create, distribute, and promote the sale of Digital Content. The e-Wallet supports a wide range of business models, packages, and price points, allowing Content Providers to create and sell a variety of different products.

..  Reporting - Through a password-protected online site, the Content Partner
   Assistance Center (CPAC), the e-Wallet provides Content Providers with comprehensive consumer and sales data in two formats: Preformatted HTML reports and downloadable raw transaction data, in zipped ASCII format.

.. Customer Support - The e-Wallet Online Assistance Center provides self-service account management functions for Users. The Customer Care Center provides Users and Content Providers with direct access to purchase information as well as tools and support to maintain tier-one service, such as conduct refunds and update account information.

ATTWS, either directly or through Qpass, will provide Content Provider with the User Documentation, including the Digital Content Quickstart Guide. The parties agree that the User Documentation is provided for information purposes only to assist Content Provider with its integration with the e-Wallet. Neither ATTWS nor Qpass makes any representations or warranties in or concerning the User Documentation.

FORM: e-Wallet Addendum (Digital Goods)-020418
                                        9